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Exhibit 10.1

INDEMNIFICATION AGREEMENT

Dated as of December 15, 2004 between
DOWNEY FINANCIAL CORP. ("DFC"), and
____________________________ ("Indemnitee")

          WHEREAS, the Board of Directors has determined that the ability to attract and retain qualified persons as directors is important to the best interests of DFC’s stockholders and that DFC should act to protect such persons against risks of claims and actions against them arising out of their service to and activities on behalf of DFC; and

          WHEREAS, DFC desires to have Indemnitee serve or continue to serve as a director of DFC free from undue concern for unpredictable, inappropriate or unreasonable legal risks and personal liabilities by reason of Indemnitee acting in good faith in the performance of Indemnitee’s duties to DFC.

          Now, therefore, in consideration of Indemnitee’s service or continued service as a director of DFC, the parties hereto agree as follows:

  Service by Indemnitee. Indemnitee will serve and/or continue to serve as a director of DFC faithfully and to the best of Indemnitee’s ability so long as Indemnitee is duly elected and until such time as Indemnitee is removed as permitted by law or tenders a resignation in writing. Nothing contained in this Indemnification Agreement shall give rise to any right of continued service.
  Definitions. For purposes of this Agreement:

          (a)          "Expenses" includes attorneys’ fees and costs, witness fees and expenses, fees and expenses of accountants and other advisors, any bond (including cost bonds, appraisal bonds or their equivalents), and any expenses of establishing a right to indemnification under this Agreement.

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          (b)          "Proceeding" includes any threatened, pending or completed investigation, action, suit or other proceeding against Indemnitee, based in part on Indemnitee serving as a director of DFC.

3.          Advances to Pay Expenses. If Indemnitee is a party or is threatened to be made a party or witness to any Proceeding, DFC shall advance funds to pay all reasonable and necessary Expenses incurred by Indemnitee at the request of Indemnitee, within thirty days after DFC receives the request. The request must include reasonable proof of the Expenses which Indemnitee has incurred and shall be accompanied by an undertaking, in the form of Exhibit A attached hereto, which shall obligate Indemnitee to reimburse the advances made by DFC if it is finally determined by arbitration or in the pending Proceeding that Indemnitee is not entitled to indemnification. Any advances to pay Expenses shall not require pre-approval of the Board of Directors, so long as the other requirements in this Section 3 are satisfied.

4.          Indemnification. DFC shall indemnify Indemnitee to the fullest extent permitted by applicable law, rules and regulations if Indemnitee is a party or is threatened to be made a party or witness to any Proceeding, so long as Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of DFC, and with respect to any criminal Proceeding, Indemnitee had no reasonable cause to believe his or her conduct was unlawful. This indemnification covers all Expenses, judgments, fines and penalties actually incurred or levied by or against Indemnitee in connection with such Proceeding. Any required determination of Indemnitee’s right to indemnification shall be made under section 145(d)(1), (d)(2) or (d)(3) of the Delaware General Corporation Law, in that order.

5.          Presumptions and Effect of Certain Proceedings. The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself: (a) create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of DFC, or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful; or (b) otherwise adversely affect the rights of Indemnitee to indemnification except as may be provided herein.

6.          Indemnitee’s Right to Arbitration. If a determination is made that Indemnitee is not entitled to indemnification hereunder or if payment has not been timely made following a determination of entitlement to indemnification, Indemnitee shall be entitled to seek an award in a private and confidential arbitration to be conducted by a single retired judge arbitrator pursuant to the rules of and subject to the procedures of JAMS, which arbitration shall provide for complete discovery subject to regulation by the arbitrator and shall be conducted with full confidentiality to avoid prejudicing rights in pending or threatened Proceeding. Indemnitee shall not be prejudiced by any prior determination that Indemnitee is not entitled to indemnification. If the arbitrator shall determine that Indemnitee is entitled to any indemnification or payment of Expenses hereunder, DFC shall pay all Expenses actually and reasonably incurred by Indemnitee in connection with such arbitration.

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7.          Other Rights to Indemnification. Indemnification and payment of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may now or in the future be entitled under any provision of the Certificate of Incorporation, by-laws or other organizational documents of DFC, vote of stockholders or other directors, provision of law, agreement or otherwise.

8.          Continuation of Indemnity. All agreements and obligations of DFC contained herein shall cover the period Indemnitee is a director of DFC and shall continue thereafter with respect to any possible claims based on Indemnitee’s service as a director of DFC. This Agreement shall be binding upon all successors and assigns of DFC (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of the heirs, personal representatives and estate of Indemnitee.

9.          Notification and Defense of Claim. Promptly after Indemnitee learns that he or she is or may become a party to, or witness in, any Proceeding, Indemnitee will notify DFC’s General Counsel in writing; but the failure to give such notice will not relieve DFC from any liability that it may have to Indemnitee. DFC may participate in the Proceeding at its own expense and may assume the joint defense of Indemnitee and DFC in the same Proceeding. While Indemnitee may employ his or her own counsel in such Proceeding, Indemnitee must pay all expenses for his or her own counsel once DFC has offered the joint defense, unless there is a conflict of interest in having the same counsel represent both DFC and Indemnitee in such Proceeding. If DFC has assumed the joint defense, DFC shall not be liable for any amounts paid by Indemnitee in settlement of any Proceeding effected without DFC’s consent. Neither DFC nor Indemnitee will unreasonably withhold consent to any proposed settlement.

10.          Separability; Prior Indemnification Agreements. If any provisions of this Agreement shall be held to be invalid, illegal or unenforceable (a) the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent of the parties that DFC provide protection to Indemnitee to the fullest enforceable extent. This Agreement shall supersede and replace any prior indemnification agreements entered into by and between DFC and Indemnitee and any such prior agreements shall be terminated upon execution of this Agreement.

11.          Other Provisions.

          (a)          This Agreement shall be interpreted and enforced in accordance with the laws of Delaware.

          (b)          This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

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          (c)          Upon a payment to Indemnitee under this Agreement, DFC shall be subrogated to the extent of such payment to all of the rights of Indemnitee to recover for such liability, and Indemnitee shall execute all documents and instruments required and shall take such other actions as may be necessary to secure such rights.

          (d)          Both DFC and Indemnitee acknowledge that in certain instances, federal or state laws, rules and regulations (including the Federal Deposit Insurance Act (12 U.S.C. section 1818), Section 16(b) of the Securities Exchange Act of 1934, and 12 C.F.R. section 359) and/or an effective order issued by a governmental agency may restrict, condition or prohibit DFC from indemnifying its directors under this Agreement or otherwise. DFC intends to comply with such laws, rules and regulations, and in doing so shall not be held to have violated this Agreement. Furthermore, Indemnitee acknowledges that he/she has had an opportunity to retain independent counsel to review and provide advice with respect to this Agreement.

          (e)          No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

                    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                                  DOWNEY FINANCIAL CORP.

                                                  By ____________________________________

                                                  Its ____________________________________

                                                   ____________________________________

                                                   Indemnitee

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EXHIBIT A

UNDERTAKING

          WHEREAS the undersigned has applied to Downey Financial Corp. ("DFC") for an advance to cover expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of an action or proceeding covered by an indemnification agreement or by-laws; and

          WHEREAS DFC will not and cannot advance expenses in the absence of an unconditional undertaking.

          THE UNDERSIGNED HEREBY unconditionally undertakes to reimburse DFC for all amounts advanced for reasonable costs incurred by the undersigned in defending a covered action or proceeding if it is ultimately determined by arbitration or the Delaware Court of Chancery that the undersigned is not entitled to be indemnified by DFC as authorized by Section 145 of the Delaware General Corporation Law or by the Federal Deposit Insurance Act, 12 U.S.C. § 1811, et seq. The reimbursement will be provided within ten days of written notice that the Chancery Court or arbitration has determined the undersigned is not entitled to indemnity.

          Executed at _________________ this _________ day of _____________ 200_.

                                                                      __________________________________

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